CONTACT:
Liz Zale
DealerTrack Holdings, Inc.
(516) 734-3758
liz.zale@dealertrack.com
Tom Pratt
RF|Binder Partners
(212) 994-7563
tom.pratt@rfbinder.com
DEALERTRACK HOLDINGS REPORTS FOURTH QUARTER
AND 2006 FINANCIAL RESULTS
Provides Guidance for 2007
Lake Success, NY, February 28, 2007 – DealerTrack Holdings, Inc. (NASDAQ: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2006.
Results for Fourth Quarter 2006
GAAP Results
▪	Revenue for the quarter was $45.7 million, a 37 percent increase from $33.4 million for the fourth quarter of 2005.

▪	GAAP net income for the quarter was $5.7 million, a substantial increase from $0.7 million for the fourth quarter of 2005. Included in GAAP net income is other income of $1.4 million resulting from the purchase price adjustment of a prior year’s acquisition.

▪	GAAP diluted net income per share for the quarter was $0.14, a considerable increase from $0.02 per share for the fourth quarter of 2005.
Non-GAAP Results
▪	EBITDA for the quarter was $14.5 million, an 86 percent increase from $7.8 million for the fourth quarter of 2005. EBITDA includes other income of $1.4 million mentioned above.

▪	Cash net income for the quarter was $9.3 million, more than double the amount of $3.7 million for the fourth quarter of 2005. Cash net income includes other income of $1.4 million mentioned above.

▪	Diluted cash net income per share for the quarter was $0.23, up from $0.12 per share for the fourth quarter of 2005.
EBITDA is a non-GAAP financial measure that represents GAAP net income before interest, taxes, depreciation and amortization. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), amortization of acquired identifiable intangibles (net of taxes), and the reversal of a benefit related to a tax valuation allowance. See “Non-GAAP Financial Measures” for a further discussion of EBITDA and cash net income, and refer to Attachment 5 of this press release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
“Our 2006 results were very strong,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We achieved significant revenue and profitability growth for the fourth quarter and the year due to great execution and innovation within both our subscription and transaction businesses. Our accomplishments included further expansion of the DealerTrack network, the introduction of several exciting new products and enhancement of other products, and the successful completion of three acquisitions.”
Annual Results for 2006
GAAP Results
▪	Revenue for the year was $173.3 million, an increase of 44 percent from $120.2 million for 2005.

▪	GAAP net income for the year was $19.3 million, more than 4 times the amount of $4.5 million for 2005. GAAP net income includes other income of $1.4 million mentioned above.

▪	GAAP diluted net income per share for the year was $0.51, more than 4 times the amount of $0.12 per share for 2005.
Non-GAAP Results
▪	EBITDA for the year was $48.0 million, an increase of 47 percent from $32.6 million for 2005. EBITDA includes other income of $1.4 million mentioned above.

▪	Cash net income for the year was $32.7 million, an increase of 94 percent from $16.8 million for 2005. Cash net income includes other income of $1.4 million as mentioned above.

▪	Diluted cash net income per share for the year was $0.87, an 85 percent increase from $0.47 per share for 2005.
Business Statistics
There were 22,147 active dealers in the DealerTrack network as of December 31, 2006, a 5 percent increase from 21,155 a year earlier. The number of active financing sources in the DealerTrack network as of December 31, 2006 reached 305, up 52 percent from 201 a year earlier. Transactions processed in the network for the fourth quarter were approximately 19.5 million, a 52 percent increase from approximately 12.8 million for the fourth quarter of 2005. Transactions processed in the network for 2006 were approximately 71.5 million, a 36 percent increase from approximately 52.5 million for 2005. The number of revenue-generating subscriptions in the network as of December 31, 2006 was 21,613, a 49 percent increase from 14,473 as of the end of 2005.
DealerTrack also provided guidance for its expected 2007 financial performance.
Guidance for 2007 annual performance

Expected GAAP Results
▪	Revenue for the year is expected to be between $219 million and $221 million.

▪	GAAP net income for the year is expected to be between $21.5 million and $22.0 million.

▪	Diluted GAAP net income per share for the year is expected to be between $0.53 and $0.54.
Expected Non-GAAP Results
▪	EBITDA for the year is expected to be between $65.5 million and $66.4 million.

▪	Cash net income for the year is expected to be between $41.2 million and $41.7 million.

▪	Diluted cash net income per share for the year is expected to be between $1.01 and $1.03.
DealerTrack’s estimate of weighted average diluted shares outstanding for 2007 is 40.6 million shares.
O’Neil commented, “Our fundamental growth strategy remains consistent for 2007. In support of this strategy, we have identified four business priorities for this year that will help us capitalize on important market opportunities in the years ahead. We plan to focus on educating dealers about the importance of managing inventory; expanding our aftermarket network; launching a targeted solution for independent dealers; and driving the continued adoption of eContracting. All of these priorities can contribute to greater efficiency in the dealers’ sales and finance process, thus enhancing dealership profitability while also strengthening the DealerTrack network.”
DealerTrack will host a conference call to discuss its 2006 results, 2007 guidance and other matters on February 28, 2007 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm. In addition, a live audio of the call will be accessible to the public by calling 800-819-9193 (domestic) or 913-981-4911 (international); no access code is necessary. Callers should dial in approximately 5-10 minutes before the call begins. A replay will be available on the DealerTrack website until March 15, 2007.
Non-GAAP Financial Measures
In this release, the Company’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), amortization of acquired intangibles (net of taxes), and the reversal of a benefit related to a tax valuation allowance. EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachment 5 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s online credit application processing product automates and accelerates the automotive financing process, while its integrated subscription-based software enables dealers to receive consumer leads, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. Over 22,000 dealers, including more than 85% of all franchised dealers; over 325 financing sources; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2007 performance, the development and expansion of DealerTrack’s network, products and services, DealerTrack’s priorities for 2007, the benefits of DealerTrack’s products for dealers, DealerTrack’s growth, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the execution of DealerTrack’s 2007 priorities; DealerTrack’s integration of its Curomax acquisition and the expected benefits of that acquisition, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in the Company’s reports filed with the SEC, including its 2005 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)           Actual Results – Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Net revenue(1)	$45,659	$33,375

Cost of revenue (2)	19,307	13,210
Product development	2,372	1,981
Selling, general and administration	17,580	15,895

Total operating costs and expenses	39,259	31,086
Income from operations	6,400	2,289
Interest income (expense), net	1,546	(403)
Other income	1,373	—

Income before provision for income taxes	9,319	1,886
Provision for income taxes	(3,640)	(1,204)

Net income	$5,679	$682

Basic net income per share applicable to common stockholders	$0.15	$0.03
Diluted net income per share applicable to common stockholders	$0.14	$0.02
Weighted average shares outstanding	38,027,280	7,296,886
Weighted average shares outstanding assuming dilution	39,683,653	8,394,814

(1) Related party revenue	$561	$7,526
(2) Related party cost of revenue	$5	$664
EBITDA (Non-GAAP) (a)	$14,531	$7,794
EBITDA margin (Non-GAAP) (b)	32%	23%
Cash net income (Non-GAAP) (a)	$9,270	$3,675
Diluted cash net income per share
(Non-GAAP)	$0.23	$0.12

(a)	See Reconciliation Data in Attachment 5.

(b)	Represents EBITDA as a percentage of revenue.

Attachment (2)           Actual Results – Twelve-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,
	2006	2005
Net revenue(1)	$173,272	$120,219

Cost of revenue (2)	70,843	50,132
Product development	9,153	5,566
Selling, general and administration	72,537	54,690

Total operating costs and expenses	152,533	110,388
Income from operations	20,739	9,831
Interest income (expense), net	4,021	(1,303)
Other income	1,373	—

Income before provision for income taxes	26,133	8,528
Provision for income taxes	(6,797)	(4,060)

Net income	$19,336	$4,468

Basic net income per share applicable to common stockholders	$0.54	$0.17
Diluted net income per share applicable to common stockholders	$0.51	$0.12
Weighted average shares outstanding	36,064,796	2,290,439
Weighted average shares outstanding assuming dilution	37,567,488	3,188,180

(1) Related party revenue	$33,380	$29,021
(2) Related party cost of revenue	$1,840	$3,216
EBITDA (Non-GAAP) (a)	$48,027	$32,594
EBITDA margin (Non-GAAP) (b)	28%	27%
Cash net income (Non-GAAP) (a)	$32,688	$16,820
Diluted cash net income per share
(Non-GAAP)	$0.87	$0.47

(a)	See Reconciliation Data in Attachment 5. EBITDA for 2006 includes charges of $5.0 million in non-cash stock-based compensation expense and $0.8 in cash compensation expense related to the departure of an executive officer in the third quarter of 2006.

(b)	Represents EBITDA as a percentage of revenue.

Attachment (3)           Condensed Consolidated Balance Sheet
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS

Cash, cash equivalents and short-term investments	$171,195	$103,264
Accounts receivable, net	19,958	19,279
Prepaid expenses and other current assets	6,079	4,812

Total current assets	197,232	127,355

Property and equipment, net	6,157	4,885
Software and web site development costs, net	10,048	8,769
Intangible assets, net	37,918	39,550
Goodwill	52,499	34,200
Deferred taxes and other long-term assets	17,659	5,856

Total assets	$321,513	$220,615

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$23,907	$20,693
Deferred revenue	3,166	3,267
Due to acquirees	2,440	1,447
Capital leases payable	—	387

Total current liabilities	29,513	25,794

Long-term liabilities	7,663	8,150

Total liabilities	37,176	33,944

Total stockholders’ equity	284,337	186,671

Total liabilities and stockholders’ equity	$321,513	$220,615

Attachment (4)           Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2006	2005
Net cash provided by operating activities	$45,489	$32,223

Net cash used in investing activities (a)	$(168,390)	$(77,197)

Net cash provided by financing activities	$66,740	$126,443

(a)	For the twelve months ended December 31, 2006, net cash used in investing activities includes $124.1 million in net purchases of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

Attachment (5)           Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
GAAP net income (a)	$5,679	$682

Interest income	(1,608)	(176)

Interest expense	62	579

Provision for income taxes	3,640	1,204

Depreciation and amortization	2,399	1,189

Amortization of acquired identifiable intangibles	4,359	4,316

EBITDA (Non-GAAP)	$14,531	$7,794

(a)	Includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

	Twelve Months Ended
	December 31,
	2006	2005
GAAP net income (a)	$19,336	$4,468

Interest income	(4,289)	(282)

Interest expense	268	1,585

Provision for income taxes	6,797	4,060

Depreciation and amortization	8,629	4,166

Amortization of acquired identifiable intangibles	17,286	18,597

EBITDA (Non-GAAP) (b)	$48,027	$32,594

(a)	Includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

(b)	EBITDA for 2006 includes charges of $5.0 million in non-cash stock-based compensation expense and $0.8 in cash compensation expense related to the departure of an executive officer in the third quarter of 2006.

Attachment (5)           Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
GAAP net income (a)	$5,679	$682

Non-cash stock-based compensation charges, net of taxes	932	403

Amortization of acquired identifiable intangibles, net of taxes	2,659	2,590

Cash net income (Non-GAAP)	$9,270	$3,675

(a)	Includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

	Twelve Months Ended
	December 31,
	2006	2005
GAAP net income (a)	$19,336	$4,468

Non-cash stock-based compensation charges, net of taxes	6,512	1,194

Amortization of acquired identifiable intangibles, net of taxes	10,544	11,158

Benefit related to reversal of tax valuation allowance (b)	(3,704)	—

Cash net income (Non-GAAP) (c)	$32,688	$16,820

(a)	Includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

(b)	Reversal of tax valuation allowance relates to DealerTrack’s Canadian subsidiary, DealerAccess Canada, Inc.

(c)	Includes charge of $0.8 in cash compensation expense related to the departure of an executive officer in the third quarter of 2006.

\

Attachment (5)            Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income
to Forward-looking Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Year Ending
	December 31, 2007
	Expected Range
GAAP net income	$21.5	$22.0

Interest income	(4.9)	(4.9)

Interest expense	0.1	0.1

Provision for income taxes	13.7	14.1

Depreciation and amortization	12.2	12.2

Amortization of acquired identifiable intangibles	22.9	22.9

EBITDA (Non-GAAP)	$65.5	$66.4

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Year Ending
	December 31, 2007
	Expected Range
GAAP net income	$21.5	$22.0

Non-cash stock-based compensation charges, net of taxes	5.7	5.7

Amortization of acquired identifiable intangibles, net of taxes	14.0	14.0

Cash net income (Non-GAAP)	$41.2	$41.7

Attachment (6)           Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Year ended	Year ended	Quarter ended	Quarter ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Active dealers in the network as of end of period (a)	22,147	21,155	22,147	21,155

Active financing sources in the network as of end of period (b)	305	201	305	201

Transactions processed (c)	71,514,907	52,474,635	19,520,515	12,843,883

Product subscriptions as of end of period (d)	21,613	14,473	21,613	14,473

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, Global Fax and DealerAccess networks at the end of a given period.

(d)	Represents revenue-generating subscriptions in the DealerTrack network at the end of a given period.
DEALERTRACK HOLDINGS, INC.

		Three months ended

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Transaction revenue (in thousands)	$29,077	$30,837	$28,298	$24,540	$20,779

Subscription revenue (in thousands)	$14,852	$13,878	$12,991	$11,631	$10,800

Other revenue (in thousands)	$1,730	$1,549	$2,125	$1,764	$1,796

Average transaction price (a) (b)	$1.49	$1.64	$1.62	$1.56	$1.62

Average subscription price (c)	$238	$243	$251	$251	$263

(a)	Calculation includes revenue from ALG and NAT transactions that were not processed within the DealerTrack, Global Fax or DealerAccess networks.

(b)	A new agreement executed during the fourth quarter of 2006 resulted in a different method of measurement regarding transaction volumes and fees from a particular credit bureau provider. When calculated under the prior agreement, the impact of the transaction volumes and associated fees from this provider would have contributed to an average transaction price of $1.68.

(c)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network.

Page 13